As filed with the Securities and Exchange Commission on March 13, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ESSENTIAL PROPERTIES REALTY TRUST, INC.

(Exact name of Registrant as specified in its governing instruments)

902 Carnegie Center Boulevard, Suite 520

Princeton, New Jersey 08540

(609) 436-0619

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter M. Mavoides

President and Chief Executive Officer

902 Carnegie Center Boulevard, Suite 520

Princeton, New Jersey 08540

(609) 436-0619

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

J. Gerard Cummins, Esq.	Julian T.H. Kleindorfer, Esq.
Bartholomew A. Sheehan, Esq.	Lewis W. Kneib, Esq.
Sidley Austin LLP	Latham & Watkins LLP
787 Seventh Avenue	885 Third Avenue
New York, New York 10019	New York, New York 10022
(212) 839-5300	(212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  File No. 333-230188

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities Being registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$40,525,000	$4,911.63

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended; this amount includes shares of common stock issuable upon the exercise of the underwriters’ option to purchase additional shares. The Registrant previously registered an offering of its common stock with a maximum aggregate offering price of $205,000,000 on a Registration Statement on Form S-11 (File No. 333-230188), for which a filing fee of $24,846 was previously paid upon the filing of such Registration Statement.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional $40,525,000 of common stock, $0.01 par value per share, of Essential Properties Realty Trust, Inc. (the “Company”), comprising the same class of securities covered by an earlier Registration Statement on Form S-11 (File No. 333-230188) (the “Prior Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on March 14, 2019), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than March 14, 2019.

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Venable LLP

8.1	Opinion of Sidley Austin LLP with respect to tax matters

23.1	Consent of Ernst & Young LLP as to the consolidated financial statements of Essential Properties Realty Trust, Inc. and Essential Properties Realty Trust Inc. Predecessor

23.2	Consent of Venable LLP (included as part of Exhibit 5.1)

23.3	Consent of Sidley Austin LLP (included as part of Exhibit 8.1)

24.1	Power of Attorney*

*	Filed as exhibit 24.1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-230188) filed with the Securities and Exchange Commission on March 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey on the 13th day of March 2019.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

By:	/s/ Peter M. Mavoides
Name:	Peter M. Mavoides
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	March 13, 2019
Paul T. Bossidy

/s/ Peter M. Mavoides	Director, President and Chief Executive	March 13, 2019
Peter M. Mavoides	Officer (principal executive officer)

/s/ Hillary P. Hai	Chief Financial Officer (principal financial	March 13, 2019
Hillary P. Hai	and accounting officer)

*	Director	March 13, 2019
Todd J. Gilbert

*	Director	March 13, 2019
Anthony D. Minella

*	Director	March 13, 2019
Stephen D. Sautel

*	Director	March 13, 2019
Joyce DeLucca

*	Director	March 13, 2019
Scott A. Estes

*By:	/s/ Hillary P. Hai
Hillary P. Hai
Attorney-in-Fact

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